SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        May 8, 1998 (May 1, 1998) Date of
                    Report (Date of earliest event reported)


                               DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-23400                                         44-0537828
(Commission File Number)                   (I.R.S. Employer Identification No.)



             1949 East Sunshine, Suite 2-300, Springfield, MO 65804
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (417) 890-0102

              (registrant's telephone number, including area code)

Item 5.  Other Events.

On May 1, 1998, DT Industries, Inc. (the "Company") completed the sale of its Knitting elements division to a strategic buyer for approximately $9.4 million. Proceeds of the sale were used to reduce outstanding debt. The division, which manufactured precision wear parts for industrial knitting machines and was part of the Components segment, had fiscal 1997 sales of approximately $9.4 million. DT Industries incurred a one-time operating charge of approximately $1.4 million related to the sale.

On May 8, 1998, the Company released its earnings for the three and nine month periods ended March 29,1998.

Statements contained in the attached press release that are not historical facts are forward-looking statements that are subject to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "expectations," "opportunities," "potential" and "goals" in the attached press release indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on certain projects, foreign currency exchange rate fluctuations and delays in achieving anticipated cost savings or in effectively correcting production inefficiencies and capacity issues and expanding into additional markets and possible future acquisitions that may not be complementary or additive.


Item 7.  Financial statements, pro forma financial information and exhibits


(a)      Press Release of the Company dated May 8, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DT INDUSTRIES, INC.


Date:  May 8, 1998                  by   /s/  Bruce P. Erdel
                                         ------------------------------------
                                         Bruce P. Erdel
                                         Vice President - Finance and Secretary

                                  EXHIBIT INDEX

                                                                Page no. in
                                                                Sequential
Exhibit No.                Description                          Numbering System
-----------                -----------                          ----------------
     99                    Press Release of the Company
                           dated May 8, 1998.

                                                          DT Industries, Inc.
                                                          1949 E. Sunshine
                                                          Suite 2-300
                                                          Springfield, MO  65804
                                                          Nasdaq: DTII


At the Company:                          At The Financial Relations Board:
Bruce P. Erdel                           Karl Plath              Marnie Freitag
Vice President, Finance                  General Information     Analyst Contact
417/890-0102                             312/640-6738            312/640-6768



FOR IMMEDIATE RELEASE



            DT INDUSTRIES' 3RD-QTR NET INCOME UP 18.6% BEFORE CHARGE, DILUTED EPS 68 CENTS VS. 61 CENTS ON FEWER SHARES IN 1997

  Company Takes One-Time Charge On Sale Of Non-Core Knitting Elements Division


SPRINGFIELD, Mo., May 8, 1998--DT Industries, Inc. (Nasdaq: DTII) today reported that net income before a non-recurring charge related to the divestiture of its non-core Knitting Elements business increased 18.6 percent to $8.6 million, or 68 cents per share on a diluted basis, compared with $7.2 million, or 61 cents per share, on fewer shares outstanding a year earlier. After a $0.9 million charge, net of tax, related to the sale of the Knitting Elements division, the company reported net income of $7.7 million, or 62 cents per diluted share.

     Net sales for the quarter ended March 29, 1998, increased 28.3 percent to $132.6 million compared with $103.4 million for the prior-year quarter. Backlog was $239.4 million compared with a backlog of $180.2 million in the 1997 third quarter.

     For the nine months ended March 29, 1998, net income--before the 1998 charge related to the Knitting Elements division sale and extraordinary losses related to debt refinancing in 1998 and 1997--was $23.3 million, or $1.87 per diluted share, compared with $18.1 million a year earlier. After all charges, net income was $21.3 million, or

DT Industries, Inc.
Add -1-

$1.72 per diluted share, compared with $17.8 million, or $1.67 per diluted share, the prior year.

Expects Fourth Quarter Similar To Third

     "Although we are pleased with overall operating results year to date, the backlog at the end of the quarter and third-quarter orders were less than we expected" said Stephen J. Gore, president and chief executive officer. "This was due largely to timing issues, softness in the automotive industry and ongoing softness with a significant Automation customer that continues to affect sales at our Mid-West Automation division. Additionally, margins in our Components segment continue to be lower than we would like.

     "Because of these factors and the divestiture of the Knitting Elements division, we expect fourth-quarter results to be about the same, or slightly better than, the third quarter," Gore said. "We are encouraged by the broadened customer base at Mid-West Automation, although the smaller orders that division has booked have not yet made up for the softness in orders from the significant customer, which we expect to continue in the near term. In the Components segment, our recently bolstered management team is taking positive steps to correct production inefficiencies and capacity issues, and we expect to see improvements in operating margins in fiscal 1999."

Longer-Term Growth Outlook Favorable

     "Growth prospects for our overall business remain good," Gore said. "As I mentioned, we have experienced some softening in automotive component systems and drive-train equipment, largely the result of auto makers assessing strategic alternatives for their captive component suppliers and general consolidation among tier-one suppliers that has led to some caution in capital spending. This does, however, represent a longer-term opportunity for improved sales to this market."

     Gore also noted expansion in several other markets, including medical devices, plastics, glass processing, electrical, cosmetics, pharmaceuticals, tire manufacturing, consumer product paper goods and other consumer products.

Strong Sales In Packaging Systems

     "Quarterly sales in our largest segment, Special Machines, increased $29.3 million, with about $27.0 million in incremental sales from acquired businesses," Gore said. "The $2.3 million increase from existing businesses was primarily the result of strength in sales of packaging systems, including thermoforming and extrusion systems and pharmaceutical packaging lines. Assembly automation system sales were down slightly, reflecting the softness in sales to the significant customer, offset substantially by strong sales in welding systems and build-to-print machines.

DT Industries, Inc.
Add -2-

     "Results for the Components segment continue to reflect gains in sales to customers in the agricultural equipment and transportation industries," Gore said. "These increases, however, were offset by decreased sales to customers in other industries."

Operating Income Increases

     Third-quarter operating income before the non-recurring charge increased $1.9 million, or 12.5 percent, to $16.8 million from $14.9 million for the prior-year quarter. Operating margin before the non-recurring charge decreased to 12.7 percent from 14.5 percent in the prior year, the result of acquired businesses, which have lower margins than DT Industries' historical levels, a decrease in gross margin and an increase in selling, general and administrative expenses.

     SG&A increased $4.9 million to $19.7 million for the quarter. Most of the increase resulted from acquired businesses, with the remaining increase largely associated with the overall growth of the company, depreciation and sales commissions.

Knitting Elements Division Sold

     The company completed the sale of its non-core Knitting Elements division on May 1, 1998, to a strategic buyer for approximately $9.4 million. Proceeds of the sale were used to reduce outstanding debt. The division, which manufactured precision wear parts for industrial knitting machines and was part of the Components segment, had fiscal 1997 sales of approximately $9.0 million. DT Industries incurred a one-time operating charge of approximately $1.4 million related to the sale.

Continued Focus On Strategic Initiatives

     "We continue to implement a number of process improvements that we believe will continue to produce cost savings," Gore said. "Our project management systems, core business systems and strategic sourcing programs all are designed to maximize efficiencies.

     "We also are concentrating on expanding our business by acquiring new customers--as we have in computer-related electronics, personal care and medical devices, among several others--and strategic acquisitions," Gore said. "We have several acquisition candidates at varying phases of consideration for both our Automation and Packaging systems groups.

     "Overall, we remain committed to diversifying our end-user markets and forging additional strategic alliances with Fortune 500 companies."

     DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products. The company also produces precision metal components, tools and dies for a broad range of industrial applications.

DT Industries, Inc.
Add -3-

     Certain statements included herein are forward-looking statements. The company's actual results for such periods could differ materially from the expected results if the company experiences delays or cancellations of customer orders, delays in shipping dates of products, cost overruns on certain projects, currency exchange fluctuations or other factors described in the company's filings with the U.S. Securities and Exchange Commission.

                           Financial tables follow....

          For further information on DT Industries by fax, at no cost, dial 1-800-PRO-INFO and use ticker symbol "DTII."

DT Industries, Inc.
Add -4-




                               DT INDUSTRIES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (dollars in thousands except share data)
                                   (Unaudited)


                                                         Three months ended                         Nine months ended
                                                   March 29,            March 30,             March 29,            March 30,
                                                     1998                  1997                 1998                  1997
                                                ----------------     -----------------    ------------------    -----------------

Net sales                                       $      132,561       $      103,359       $       380,756       $      286,687
 Cost of sales                                          96,054               73,652               277,364              206,545
                                                ----------------     -----------------    ------------------    -----------------

Gross profit                                            36,507               29,707               103,392               80,142

    Selling, general and
       administrative expenses                          19,680               14,755                55,898               40,105

Loss on sale of assets of
   Knitting Elements division                            1,383                    -                 1,383                    -
                                                ----------------     -----------------    ------------------    -----------------
Operating income                                        15,444               14,952                46,111               40,037

    Interest expense, net                                1,546                2,538                 5,102                8,825

    Dividends on company-obligated,
      mandatorily redeemable convertible
      preferred securities                               1,253                    -                 3,759                    -
                                                 ----------------     -----------------    ------------------    -----------------

Income before provision for income
       taxes and extraordinary loss                     12,645               12,414                37,250               31,212

    Provision for income taxes                           4,931                5,198                14,773               13,085
                                                 ----------------     -----------------    ------------------    -----------------

Income before extraordinary loss                         7,714                7,216                22,477               18,127

    Extradordinary loss on debt
       refinancing less applicable
       income tax benefits of $800
       and $216, respectively                                -                    -                 1,200                  324
                                                 ----------------     -----------------    ------------------    -----------------

Net Income                                       $      7,714         $        7,216               21,277               17,803
                                                 ================     =================    ==================    =================

Basic earnings per common share:

    Income before extraordinary loss
                                                 $       0.68                   0.64                 1.99                 1.81
    Extraordinary loss                                      -                     -                  0.11                 0.03
                                                 ================     =================    ==================    =================
    Net income                                   $       0.68                   0.64                 1.88                 1.78
                                                 ================     =================    ==================    =================

Diluted earnings per common and
   common equivalent share:

   Income before extraordinary loss
                                                 $       0.62                   0.61                 1.81                 1.70
    Extraordinary loss                                      -                      -                 0.09                 0.03
                                                 ----------------     -----------------    ------------------    -----------------
    Net income                                   $       0.62                   0.61                 1.72                 1.67
                                                 ================     =================    ==================    =================

Weighted average number of common and
  common equivalent shares outstanding:

    Basic                                          11,341,028             11,267,771           11,321,735           10,033,789

    Diluted                                        13,726,289             11,882,622           13,671,794           10,633,899
                                                 ================     =================    ==================    =================




DT Industries, Inc.
Add -5-


                               DT INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEET
                  (dollars in thousands except per share data)
                                  (Unaudited)


                                                                                        March 29,             June 29,
                                                                                          1998                  1997
                                                                                       (Unaudited)
                                                                                    ------------------    ----------------
Assets
Current assets:
   Cash and cash equivalents                                                          $         4,543       $       2,821
   Accounts receivable, net                                                                    69,222              68,538
   Costs and estimated earnings in excess of amounts billed
      on uncompleted contracts                                                                 60,960              51,643
   Inventories, net                                                                            60,708              42,198
   Prepaid expenses and other                                                                  11,082               7,051
                                                                                    ------------------    ----------------
      Total current assets                                                                    206,515             172,251

Property, plant and equipment, net                                                             67,109              51,132
Goodwill, net                                                                                 184,965             168,401
Other assets, net                                                                               6,287               3,412
                                                                                    ------------------    ----------------
                                                                                        $     464,876        $    395,196
                                                                                    ==================    ================

Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt                                                     $         57        $      1,527
   Accounts payable                                                                            31,121              31,353
   Customer advances                                                                           30,200              18,404
   Accrued liabilities                                                                         47,432              29,986
                                                                                    ------------------    ----------------
      Total current liabilities                                                               108,810              81,270
                                                                                    ------------------    ----------------

Long-term debt                                                                                 68,666              46,978
Deferred income taxes                                                                           5,472               6,435
Other long-term liabilities                                                                     5,455               5,246
                                                                                    ------------------    ----------------
      Total long-term obligations                                                              79,593              58,659
                                                                                    ------------------    ----------------

Company-obligated, mandatorily redeemable convertible
      preferred securities of subsidiary DT Capital Trust                                      70,000              70,000
                                                                                    ------------------    ----------------

Stockholders' equity:
   Preferred stock, $0.01 par value; 1,500,000 shares
     authorized; no shares issued and outstanding
   Common stock, $0.01 par value; 100,000,000 shares
     authorized; 11,360,362 and 11,300,875 shares issued and
     outstanding at March 29, 1998 and June 29, 1997, respectively                                113                 113
   Additional paid-in capital                                                                 134,389             133,370
   Retained earnings                                                                           72,383              51,784
   Cumulative translation adjustment
                                                                                                (412)                   -
                                                                                    ------------------    ----------------
      Total stockholders' equity                                                              206,473             185,267
                                                                                    ------------------    ----------------
Total liabilities and stockholders' equity                                              $     464,876        $    395,196
                                                                                    ==================    ================

